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                                                                      Exhibit 10

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Registration Statement on Form N-4 for Variable Annuity Account Five (Portion Relating to the Seasons Advisor Variable Annuity) of AIG SunAmerica Life Assurance Company (formerly, Anchor National Life Insurance Company) (the "Company") of our report dated January 31, 2002, relating to the consolidated financial statements of the Company. We consent to the reference to us under the heading "Independent Accountants" in the Prospectus of Variable Annuity Account Five (Portion Relating to the Seasons Advisor Variable Annuity), which constitutes part of this registration statement. We also consent to the reference to us under the heading "Financial Statements" in such Statements of Additional Information.



PricewaterhouseCoopers LLP
Los Angeles, California
April 12, 2002